Exhibit 1.1



                                    Autoriteit
                                    Financiet Markten








Form for the disclosure of securities transactions in the own issuing institution

Form for the disclosure of securities transactions in the own issuing institution


Part 1


1. Name of issuing institution:                       New Skies Satellites N.V.

2. Name of person obliged to notify:                  New Skies Satellites N.V.


Sort of security
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3. Sort of security:                                  Ordinary shares

   (Share/Bond/Option/Warrant/other)

4. To be filled out if applicable:

           Nominal value of the security:             0.05 EUR

           Optional series (call option/put option):

           Exercise price:

           Expiration date:


Transaction in the security indicated in questions 3 and 4
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5. Date of the transaction:                           27-02-03

6a.        Number of securities acquired in the
           transaction:                               20,000

 b.        Number of securities sold in the
           transaction:

7. Price of the securities:                           3.92EUR

8. Open/Close (in case of options)



To the best of my knowledge and belief I certify that the information set forth in this statement is true, complete and correct:


Andrew R. D'Uva Compliance Officer
of New Skies Satellites N.V.,
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Name

Rooseveltplantsoen 4                                      28 February 2003
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Address                                                   Date

2517 KR The Hague
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Postal code & city & country                              Signature